                              MANAGEMENT AGREEMENT

                                     between

                          Gold Capital Management, Inc.

                                       and

                                 Gold Bank Funds

                 (on behalf of the Gold Bank Money Market Fund)

     THIS AGREEMENT, made and entered into as of the 31st day of December, 2001, by and  between  Gold Bank Funds,  a Delaware  business  trust (the  "Trust") on behalf of its Gold Bank Money Market Fund series (the "Fund"),  and Gold Capital
Management,  Inc. (the  "Manager"),  and which  Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

     WHEREAS the Trust was  founded for the purpose of engaging in the  business of  investing  and  reinvesting  its  property  and  assets and to operate as an open-end,  management  investment  company, as defined in the Investment Company
Act of 1940, as amended (the "Act"),  under which it is registered with the U.S.
Securities and Exchange Commission (the "SEC"), and

     WHEREAS the  Manager is engaged in the  business  of  supplying  investment advice  and  management  services  to  registered  investment  companies,  as an independent contractor, and

     WHEREAS  the  Trust and the  Manager  desire  to enter  into a  contractual arrangement  whereby  the  Manager  provides  investment  advice and  management services to the Trust, on behalf of the Fund, for a fee,

     NOW THEREFORE,  in consideration  of the mutual promises herein  contained,
and  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged,  it is mutually  agreed and  contracted by and between the parties hereto that:

     1. The Trust  hereby  employs  the  Manager,  for the  period  set forth in
Paragraph  6 hereof,  and on the terms set forth  herein,  to render  investment advice and  management  service  to the Fund,  subject  to the  supervision  and direction of the Board of Trustees of the Trust. The Manager hereby accepts such employment and agrees, during such period, to render the services and assume the obligations herein set forth, for the compensation herein provided.  The Manager shall, for all purposes herein, be deemed to be an independent  contractor,  and shall, unless otherwise expressly provided and authorized,  have no authority to act for or  represent  the  Trust in any way,  or in any  other way be deemed an agent of the Trust.

     The Manager shall furnish the Fund investment management and administrative
services.   Investment   management   shall  include   analysis,   research  and
discretionary   portfolio   management   services  consistent  with  the  Fund's
objectives and policies.  Administrative services shall include the services and compensation  of such  members of the  Manager's  organization  as shall be duly elected  officers and/or Trustees of the Trust and such other personnel as shall be necessary to carry out its normal  operations;  rent;  the cost of a transfer and  dividend  disbursing  agent  or  similar  in-house  services;  bookkeeping;
accounting;  and all  other  clerical  and  administrative  functions  as may be reasonable  and necessary to maintain the Trust's  records and for it to operate as an open-end management  investment company.  Exclusive of the management fee, the  Trust  shall  bear the  cost of  meetings  of the  Board  of  Trustees  and committees  thereof,  including  the  fees  of  the  independent  Trustees,  the custodian,  the independent  public  accountant and legal counsel;  the costs of printing  and mailing  shareholder  reports  and Fund  disclosure  documents  to shareholders; all expenses incidental to holding shareholder meetings, including the preparation,  printing and mailing of notices and proxy materials, and proxy solicitation; the cost of all fidelity bond and liability insurance approved for the  Trust  or the  Board;  any  trade  association  fees  and the  costs of any extraordinary  expenses  such as those  resulting  from  litigation to which the
Trust  is a  party;  any  interest,  taxes,  dues,  fees and  other  charges  of governments and their agencies,  including the cost of qualifying its shares for sale in any jurisdiction,  brokerage  commissions or any other expenses incurred by it which are not assumed herein by the Manager.

     All  property,  equipment  and  information  used  by  the  Manager  in the management and  administration of the Trust shall belong to the Manager.  Should the management and administrative relationship between the Trust and the Manager terminate,  the Trust shall be entitled  to, and the Manager  shall  provide the
Trust, a copy of all information and records in the Manager's file necessary for the Trust to continue its functions,  which shall include  computer  systems and programs in use as of the date of such  termination;  but nothing  herein  shall prohibit  thereafter  the use of such  information,  systems or  programs by the
Manager,  so long  as such  does  not  unfairly  interfere  with  the  continued
operation of the Trust.

     Subject to  compliance  with the  requirements  of the Act, the Manager may retain  as a  sub-adviser  to  the  Fund,  at the  Manager's  own  expense,  any investment adviser registered under the Investment Advisers Act of 1940.

          2. a. The Manager  (or its  delegate)  shall  place and  execute  Fund
     orders  for  the   purchase   and  sale  of   portfolio   securities   with
     broker-dealers.  Subject to the obtaining the best available execution, the
     Manager  is  authorized  to  place  orders  for the  purchase  and  sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time.  Subject to subparagraph  (b) below, the Manager is also authorized  to place  transactions  with  brokers who  provide  research or statistical  information or analyses to the Fund, to the Manager, or to any other client for which the Manager provides  investment  advisory services.
     Subject to obtaining  the best  available  execution,  the Manager may also place brokerage  transactions  with  broker-dealers  who sell shares of the
     Fund.  Broker-dealers who sell shares of the Fund shall only receive orders for the  purchase or sale of  portfolio  securities  to the extent that the placing of such orders is in  compliance  with the Rules of the SEC and the
     National  Association of Securities  Dealers,  Inc. The Manager also agrees that  it will  cooperate  with  the  Trust  to  execute  instructions  that brokerage  transactions  be  allocated  to brokers or dealers  who  provide benefits directly to the Trust or the Fund.

          b.  Notwithstanding  the  provisions  of  subparagraph  (a)  above and subject to such  policies and  procedures as may be adopted by the Board of
     Trustees  and  officers  of the Trust,  the Manager  (or its  delegate)  is authorized  to pay a member of an  exchange,  broker or dealer an amount of commission  for effecting a securities  transaction in excess of the amount of commission  another  member of an exchange,  broker or dealer would have charged for effecting that transaction, in such instances where the Manager has  determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member,  broker or dealer,  viewed in terms of either that  particular transaction or the Manager's overall  responsibilities  with respect to the
     Fund  and to other  clients  or  funds  for  which  the  Manager  exercises investment discretion.

          c. The Manager (or its  delegate) is  authorized  to direct  portfolio transactions  to a broker which is an  affiliated  person of the Manager or the  Trust in  accordance  with such  standards  and  procedures  as may be approved by the Board in accordance with Rule 17e-1 under the Act, or other rules  promulgated  by the SEC. Any  transaction  placed with an affiliated broker  must  (i) be  placed  at  best  execution,  and  (ii)  may not be a principal transaction.

     3. As compensation for the services to be rendered to the Trust and Fund by the Manager under the provisions of this Agreement, the Trust agrees to pay from the assets of the Fund monthly to the Manager an annual fee based on the average total net assets of the Fund computed daily in accordance with its Agreement and
Declaration of Trust and By-laws as follows:

          a. 0.50% of the average total net assets of the Fund.

          b. The Manager may  voluntarily or  contractually  agree to reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this  Agreement  and may  similarly  agree  to make  payments  to  limit expenses which are the responsibility of the Fund under this Agreement. Any voluntary  reduction or payment shall be  applicable  only to such specific reduction  or payment and shall not  constitute  an agreement to reduce any future  compensation or  reimbursement  due to the Manager  hereunder or to continue future  payments.  Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated  daily. Any fee withheld  shall be  voluntarily  reduced and any Fund  expense  paid by the
     Manager  voluntarily  or pursuant to an agreed  expense  limitation  may be reimbursed  by the Fund to the Manager in the first,  second,  or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding,  reduction,  or payment to the extent  permitted by applicable law if the aggregate  expenses for the next succeeding  fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Manager has agreed.  Such  reimbursement may be paid prior to the
     Fund's  payment of current  expenses if so requested by the Manager even if such payment may require the Manager to waive or reduce its fees  hereunder or to pay current Fund expenses.

     4. It is  understood  and agreed  that the  services  to be rendered by the
Manager to the Trust under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its  ability to render the  services  provided  for in this
Agreement shall not be impaired thereby.

     5. It is  understood  and  agreed  that  the  Trustees,  officers,  agents, employees  and  shareholders  of the Trust may be  interested  in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Trust as shareholders  or otherwise.  It is understood and agreed that shareholders,  officers, Trustees and other personnel of the Manager are and may  continue to be officers  and  Trustees of the Trust, but that they receive no remuneration  from the Trust solely for acting in those capacities.

     6. This Agreement  shall become  effective on December 31, 2001 provided it is approved  by the Board of Trustees of the Trust,  including a majority of the
Trustees who are not parties to this Agreement or interested persons of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval and by the vote of a majority of the outstanding  shares of the Fund as prescribed  by the Act.  It shall  remain in force for an initial  period of two years ending on December 30, 2003,  and thereafter may be renewed for successive annual periods beginning  December 31 each year only so long as such renewal and continuance is specifically  approved at least annually by the Board of Trustees or by vote of a majority of the outstanding  shares of the Fund as prescribed by the Act,  and only if the  terms and the  renewal  of this  Agreement  have been approved  by a vote of a  majority  of the  Trustees  of the Trust  including  a majority of the  Trustees who are not parties to this  Agreement  or  interested persons of any such party, cast in person at a meeting called for the purpose of voting on such  approval.  No  amendment  to this  Agreement  shall be effective unless  the  terms  thereof  have been  approved  by the vote of a  majority  of outstanding  shares of the Fund as  prescribed  by the Act  (unless  shareholder approval  of the  amendment  would not be  required  to be  consistent  with SEC interpretations  of  Section 15 of the Act),  and by vote of a  majority  of the
Trustees  of the Trust  who are not  parties  to this  Agreement  or  interested persons of any such party, cast in person at a meeting called for the purpose of voting on such  approval.  It shall be the duty of the Board of  Trustees of the
Trust to request and  evaluate,  and the duty of the  Manager to  furnish,  such information  as may  reasonably  be  necessary  to  evaluate  the  terms of this
Agreement and any amendment thereto.

     7. This Agreement may be terminated at any time, without the payment of any penalty,  by the Board of Trustees of the Trust, or by the vote of a majority of the  outstanding  voting shares of the Fund as prescribed by the Act on not more than sixty (60) days written notice to the Manager,  and it may be terminated by the Manager upon not less than sixty (60) days written  notice to the Trust.  It shall  terminate  automatically  in the event of its  assignment by either party unless the parties hereby,  by agreement,  obtain an exemption from the SEC from the provisions of the Act  pertaining to the subject  matter of this  paragraph.
Any notice,  request or  instruction  provided for herein,  or for the giving of which,  the  occasion  may arise  hereunder,  shall be deemed duly given,  if in writing and mailed by registered mail, postage prepaid, addressed to the regular executive  office  of the Trust or the  Manager,  as the case may be. As used in this Agreement,  the terms  "assignment," "a majority of the outstanding  voting shares" and  "interested  persons"  shall have the same meaning as similar terms contained in the Act.

     8. The Manager  shall not be liable for any error in judgment or mistake at law for any loss suffered by the Trust or Fund in connection with any matters to which this  Agreement  relates,  except that nothing herein  contained  shall be construed  to protect the Manager  against  any  liability  by reason of willful misfeasance,  bad faith or gross  negligence in the  performance of duties or by reckless disregard of its obligations or duties under this Agreement.

                        Gold Bank Funds,
                        on behalf of its series, Gold Bank Money Market Fund

                        By: /s/ Malcolm M. Aslin
                           -----------------------------------------------------
                           Malcolm M. Aslin
                           President

ATTEST:

/s/ Martin A. Cramer
---------------------------------
Martin A. Cramer
Secretary

[SEAL]

                        Gold Capital Management, Inc.

                        By:/s/Stephen R. Oliver
                           -----------------------------------------------------

ATTEST:

/s/ Martin A. Cramer
---------------------------------

[SEAL]